THIS OPTION AGREEMENT made as of the 21 day of January, 1999.

BETWEEN:
            BIOMETRIC SECURITY CORP. (FORMERLY SONOMA RESOURCES CORPORATION), a body corporate, having a head office at #1940 - 400 Burrard Street, Vancouver, British Columbia, V6C 3A6

            (hereinafter called the "Optionor")
                                                               OF THE FIRST PART

AND:
            INLET RESOURCES LTD., a body corporate, having a head office at #304 - 700 West Pender Street, Vancouver, British Columbia, V6C IG8

            (hereinafter called the "Optionee")

                                                              OF THE SECOND PART


WHEREAS

A. The Optionor has represented that it is the sole recorded and beneficial owner in and to the properties (the "Properties") described in Schedule "A" hereto subject to the pending and granted provisions described on the said Schedule;

B. The Optionor now wishes to grant to the Optionee the exclusive fight and option to acquire up to an undivided 90% fight, title and interest in and to the Properties, subject to a 10% Carried Working Interest in favour of the Optionor, on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for and in consideration of the mutual covenants and agreements herein contained and the sum of US $25,000 paid by the Optionee to the Optionor, the receipt, and sufficiency whereof is hereby acknowledged by the Optionor, the parties hereto mutually agree as follows:

1.    DEFINITIONS
      -----------

1.1   For the purposes of this Agreement:

      (a) "EXPENDITURES ON THE PROPERTIES" means monies spent pursuant to this Agreement on the exploration, development and related operations conducted on or with respect to any part of the Properties and shall include but not be limited to:

              (i)    keeping the Properties in good standing;

              (ii) geophysical, geochemical, geological and related operations;

              (iii)  drilling, development and mining;

              (iv)   assaying, metallurgical testing;

              (v) salaries and wages of personnel directly engaged in a work program on the Properties together with all employee benefits and allowances normally paid during the option period for holiday and vacation pay, Canada Pension Plan, pension benefit plan costs, unemployment insurance, aviation accident insurance, medical insurance, group term life and income protection insurance, employer's liability insurance and workmen's compensation as normally paid;

              (vi) travelling and directly related expenses including food and lodgings of personnel engaged in work within the Properties;

              (vii) insurance premiums to the extent applicable to the exploration, development and related operations conducted within the Properties;

              (viii) direct supervision and direct management of the
                     exploration, development and related operations conducted within the Properties;

              (ix) charges with respect to equipment leased in connection with the exploration, development and related operations conducted within the Properties; and

              (x) all charges made with respect to equipment purchased and services rendered in connection with the exploration, development and related operations conducted within the Properties.

      (b) "Facilities" means all mines and plants, including without limitation, all pits, shafts, haulageways, and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other Properties, whether fixed or moveable, as the same may exist at any time in, or on the Properties and relating to the operation of the Properties as a mine or outside the Properties if for the exclusive benefit of the Properties only.

      (c) "Option" means the option granted by the Optionor to the Optionee to acquire an undivided 90% right, title and interest in and to the Properties as more particularly set forth in Section 3).


2.    REPRESENTATIONS AND WARRANTIES
      ------------------------------

2.1   The Optionee represents and warrants to the Optionor that:

      (a) it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and is qualified to do business in British Columbia;

      (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

      (c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

      (d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

      (e) the Optionee is an "exchange issuer" listed on the VSE, in good standing and, to the best of its knowledge, in good standing under the B.C. Securities Act and regulations thereto and, will remain so throughout the term of this Agreement; and

      (f)      the shares to be issued by the Optionee as provided for in Part
               3.1 of this Agreement will be, when issued, issued as fully paid and non-assessable common shares of the Optionee and will have a hold period expiring no later than four (4) months from the Closing Date and will otherwise be free and clear of all liens, charges or encumbrances of any kind whatsoever.

2.2 The Optionor represents and warrants to the Optionee that to the best of the Optionor's knowledge:

      (a) the Properties are accurately described in Schedule "A", are in good standing under the laws of the jurisdiction in which they are located and are free and clear of all liens, charges and encumbrances;

      (b) the Optionor is the sole recorded and beneficial owner of the Properties subject to the pending and granted provisions and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an interest in the Properties in accordance with the terms of this Agreement;

      (c) no person, firm or corporation has any proprietary or possessory interest in the Properties other than the Optionor and no person, firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Properties.


2.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Properties by the Optionee and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.


3.    OPTION
      ------

3.1 The Optionor hereby gives and grants to the Optionee the sole and exclusive irrevocable right and option to acquire up to an undivided 90% right, title and interest in and to the Property in accordance with the following terms:

      (a) By the Optionee paying the sum of US $125,000 and issuing to the Optionor as fully paid and non-assessable, 100,000 common shares of Inlet Resources Ltd. within 5 business days of the date of regulatory acceptance ("Closing Date") of this Agreement and the Optionee incurring Expenditures on the Property of at least US $650,000 no later than 12 months from the Closing Date, the Optionee will acquire an undivided 50% right, title and interest in the Properties (the "First Option");and

      (b) By the Optionee paying the additional sum of US $250,000 and issuing to the Optionor as fully paid and non-assessable a further 100,000 common shares of Inlet Resources Ltd. and the Optionee incurring cumulative Expenditures on the Property of at least US $1,400,000 and the prior filing of an engineering report indicating the work carried out and recommending an additional exploration program acceptable to the regulatory authorities no later than 24 months from the Closing Date, the Optionee will acquire a cumulative undivided 70% right (being an additional 20%), title and interest in the Properties (the "Second Option"); and

      (c) By the Optionee paying the additional sum of US $350,000 and issuing to the Optionor as fully paid and non-assessable a further 100,000 common shares of Inlet Resources Ltd. and the Optionee incurring cumulative Expenditures on the Property of at least US $2,150,000 and the prior filing of an engineering report indicating the work carried out and recommending an additional exploration program acceptable to the regulatory authorities no later than 36 months from the Closing Date, the Optionee will acquire a cumulative undivided 90% right (being an additional 20%), title and interest in the Properties (the "Third Option"); and

      (d) Upon the exercise of the Third Option, the Optionor will have a 10% Carried Working Interest in the Properties and the Optionee will hold an undivided 90% right, title and interest in the Properties. The Optionee may acquire the 10% Carried Working Interest from the Optionee for the sum of US $2,000,000 payable on or before November 25, 2004.


4.    RIGHT OF ENTRY
      --------------

4.1 During the currency of the Option, the Optionee, its employees, agents and independent contractors shall have the sole and exclusive right and option to:

      (a)      enter upon the Properties,

      (b)      have exclusive and quiet possession thereof,

      (c) do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may deem advisable;

      (d) bring and erect upon the Properties such Facilities as the Optionee may deem advisable; and


5.    TERMINATION
      -----------

      (a) This Agreement and the Option will terminate 5 business days after Closing Date unless on or before that date the Optionee has paid to the Optionor the sum of US $125,000 and issued to the Optionor as fully paid and non-assessable 100,000 shares of Inlet Resources Ltd.; and

      (b) The Agreement and the Option will terminate on the day that is 12 months after the Closing Date unless, on or before that day the Optionee has incurred, Expenditures on the Property of at least US $650,000; and

      (c) The Second Option and Third Option will terminate on the day that is 24 months after the Closing Date unless, on or before that day the Optionee has incurred, cumulative Expenditures on the Property of at least US $1,400,000 and issued to the Optionor as fully paid and non-assessable a further 100,000 shares of Inlet Resources Ltd.; and

      (d) The Third Option will terminate on the day that is 36 months after the Closing Date unless, on or before that day the Optionee has incurred, cumulative Expenditures on the Property of at least US $2,150,000 and issued to the Optionor as fully paid and non-assessable a further 100,000 shares of Inlet Resources Ltd.

5.2 The parties hereto may extend in writing any of the deadlines set out in subsection 5.1

6.    COVENANTS OF THE OPTIONOR
      -------------------------

6.1 During the currency of this Agreement and the Option, the Optionor covenants and agrees with the Optionee to:

      (a) not do any act or thing which would prevent the Optionee from exercising its rights in accordance with the terms and conditions of this Agreement provided the Optionee has and continues to meet all of its obligations hereunder;

      (b) make available to the Optionee and its representatives all records and files relating to the Properties and permit the Optionee and its representatives at its own expense to take abstracts therefrom and make copies thereof, and

      (c) promptly provide the Optionee with any and all notices and correspondence from Government agencies in respect of the Properties.


7.    COVENANTS OF THE OPTIONEE
      -------------------------

7.1 During the currency of the Option, the Optionee covenants and agrees with the Optionor to:

      (a) keep the Properties in good standing, and free and clear of all liens, charges and encumbrances arising from its operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard;

      (b) permit the Optionor, or its representatives duly authorized by it in writing, at their own risk and expense, access to the Properties at all reasonable times and to all records prepared by the Optionee in connection with work done on or with respect to the Properties and furnish the Optionor with annual reports with respect to the work carried out by the Optionee on or with respect to the Properties and results obtained, together with timely current reports and information on any material results obtained;

      (c) conduct all work on or with respect to the Properties in a careful and minerlike manner and in compliance with all applicable laws, rules, orders and regulations, and indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against it as a result of work done by the Optionee on or with respect to the Properties;

      (d) obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder adequate insurance.


8.    OBLIGATIONS OF THE OPTIONEE AFTER TERMINATION
      ---------------------------------------------

8.1   In the event of the termination of the Option, the Optionee will:

      (a) leave the Properties in good standing for a period of at least 90 days, free and clear of all liens, charges and encumbrances arising from its operations hereunder and in a safe and orderly condition;

      (b) deliver to the Optionor within sixty (60) days of his written request a comprehensive report on all work carried out by the Optionee on the Properties (limited to factual matters only) together with copies of all maps, drill logs, assay results and other factual technical data compiled by the Optionee with respect to the Properties;

      (c) have the right and obligation to remove from the Properties within six (6) months from the effective date of termination all Facilities erected, installed or brought upon the Properties by or at the instance of the Optionee; and

      (d)      notify the Escrow Holder pursuant to subparagraph 9.3(b)(i).


9.    TRANSFER OF TITLE AND ESCROW HOLDER
      -----------------------------------

9.1 Upon the written request of the Optionee, the Optionor will deliver or cause to be delivered to the Optionee a duly executed transfer of the Properties in favour of the Optionee or a wholly-owned subsidiary (the "Optionee Transfer"). The Optionee shall be entitled to record the Optionee Transfer with the appropriate government offices to effect registration of title of the Properties into its own name or that of its subsidiary, provided the Optionee shall hold the Properties subject to the terms of this Agreement, it being understood that registration of title to the Properties prior to the exercise of the Option is for administrative convenience only and that beneficial ownership of the Properties shall pass to the Optionee only upon the Optionee having exercised the Option.

9.2 Forthwith after the delivery to Mr. David A. Schwartz (the "Escrow Holder") of the Optionee Transfer pursuant to subsection 9.1, the Optionee or its subsidiary will execute and deliver to the Escrow Holder a duly executed transfer in favour of the Optionor providing for the registration of title to the Properties into the name of the Optionor (the "Optionor Transfer").

9.3 The Escrow Holder will hold the Optionor Transfer subject to the following:

      (a) in the event the Optionee exercises the Option, the Escrow Holder will deliver the Optionor Transfer to the Optionee and for the purposes of this paragraph 9.3(a) will accept as conclusive evidence of the exercise of the Option by the Optionee:

               (i)      a notice to that effect from the Optionor, or

               (ii) a Statutory Declaration to that effect made by the Optionee provided the Escrow Holder has delivered a copy of the Statutory Declaration to the Optionor and the Optionor has been in receipt of same for ten days and the Optionor has not objected in writing to the Escrow Holder.

      (b) in the event of termination of the Option, the Escrow Holder shall deliver the Optionor Transfer to the Optionor and for the purposes of this paragraph 9.3(b), the Escrow Holder will accept as conclusive evidence of the termination of the Option:

               (i)      a notice to that effect from the Optionee; or

               (ii) a Statutory Declaration to that effect made by the Optionor specifying full particulars of the Optionee's default, provided the Escrow Holder has delivered a copy of the Statutory Declaration to the Optionee and the Optionee has been in receipt of same for ten (10) days and the Optionee has not objected in writing to the Escrow Holder.

9.4 The duties of the Escrow Holder will be limited to the holding of the Optionor Transfer and the delivery thereof in accordance with the terms of this section and in the event of any dispute between the Optionee and the Optionor, the Escrow Holder will hold the Optionor Transfer until the said dispute has been settled by agreement between them or by adjudication.

9.5 The Optionor and the Optionee will indemnify and save harmless the Escrow Holder of and from all claims, demands, suits, actions, liabilities, costs, expenses and damages suffered, incurred or brought, by or against the Escrow Holder, arising out of acting as Escrow Holder hereunder, save and except any claim against the Optionor for the payment of the reasonable fees and expenses of the Escrow Holder, and will execute such escrow instructions as are not inconsistent with the terms of this section and as are required by the Escrow Holder setting its duties and responsibilities hereunder. The Optionee will pay to the Escrow Holder its reasonable fees and expenses for so acting.


10.   FURTHER ASSURANCES
      ------------------

10.1 The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.


11.   NOTICE
      ------

11.1 Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication or other similar form of communication, in each case addressed as follows:

(a)   if to the Optionor at:

      BIOMETRIC SECURITY CORP.
      (FORMERLY SONOMA RESOURCES CORPORATION)
      #1940 - 400 Burrard Street
      Vancouver, British Columbia
      V6C 3A6


(b)    if to the Optionee at:

      INLET RESOURCES LTD.
      #304 - 700 West Pender Street
      Vancouver, British Columbia
      V6C 1G8


11.2 Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the third business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, telecommunication or other similar form of communication, be deemed to have been given or received on the day it was so sent.

11.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.


12.   ABANDONMENT
      -----------

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

12.1 The Optionee shall have the unfettered right at any time and for any reason after the exercise of the Option to abandon the Properties or part of them provided that if the Properties are so abandoned, the Optionee shall, if requested by the Optionor, transfer the abandoned Properties to the Optionor and have no other obligations or liabilities to the Optionor under this Agreement whatsoever.


13.   ADDITIONAL TERMINATION
      ----------------------

13.1 In addition to any other termination provision contained in this Agreement, the Optionee shall have the right to terminate this Agreement by giving thirty (30) days' notice of such termination to the Optionor, and in the event of such termination, this Agreement, save and except for the provisions of section 8 and 9 hereto, shall be of no further force and effect.


14.   HEADINGS
      --------

14.1 The headings to the respective sections herein shall not be deemed part of this Agreement but shall be regarded as having been used for convenience only.


15.   DEFAULT
      -------

15.1 Notwithstanding anything in this Agreement to the contrary if any party (a "Defaulting Party") is in default of any requirement herein set forth the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless within thirty (30) days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default, including termination of this Agreement.


16.   OPTION ONLY
      -----------

16.1 This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder, and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment or payments.


17.   ENUREMENT
      ---------

17.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


19.   FORCE MAJEURE
      -------------

19.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non availability of materials or transportation (each an "Intervening Event").

19.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in subsection 19.1.

19.3 A party relying on the provisions of subsection 19.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question nor to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.


20.   ENTIRE AGREEMENT
      ----------------

20.1 This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, expressed or implied, statutory or otherwise between the parties with respect to the subject matter herein.


21.   TIME OF THE ESSENCE
      -------------------

21.1. Time shall be of the essence of this Agreement.


22.   CONDITIONS PRECEDENT
      --------------------

22.1  This Agreement is subject, no later than February 28, 1999 to:

      (a) its acceptance for filing by the Vancouver Stock Exchange on behalf of the Optionee and the Optionor, which each party covenants to use its best efforts to obtain forthwith;

      (b)      approval of the boards of directors of the Optionee; and

      (c) satisfactory due diligence on the Properties and the Optionor by the Optionee.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

The CORPORATE SEAL of                               )
BIOMETRIC SECURITY                                  )
CORP., the Optionor, was                            )
hereunto affixed in the presence of:                )
                                                    )
                                                    )
                                                    )
/s/ Patrick W. McCleery                             )
--------------------------                          ) c/s
Authorized Signatory                                )
                                                    )
                                                    )
                                                    )
/s/ Wayne Johnstone                                 )
--------------------------                          )
Authorized Signatory                                )

The CORPORATE SEAL of                               )
INLET RESOURCES LTD.,                               )
the Optionee, was hereunto                          )
affixed in the presence of:                         )
                                                    )
                                                    )
/s/ William Daly                                    )
-------------------------                           ) c/s
Authorized Signatory                                )
                                                    )
                                                    )
                                                    )
________________________                            )
Authorized Signatory                                )